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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 24, 1997



                                    GEOWORKS
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             (Exact name of registrant as specified in its charter)

   California                  0-23926                    94-2920371
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(State or other              (Commission                 (IRS Employer
jurisdiction of              File Number)             Identification Number)
incorporation)

                 960 ATLANTIC AVENUE, ALAMEDA, CALIFORNIA        94043
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               (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:   (510) 814-1660


                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 24, 1997 (the "Initial Closing Date"), pursuant to a Recommended Offer (the "Offer"), Geoworks acquired over 90% of the issued Ordinary Share capital of Eden Group Limited ("Eden"), a private limited company registered under the laws of England and Wales. As of March 6, 1997, Geoworks had received acceptances of the Offer with respect to approximately 99.5% of the issued Ordinary Share capital of Eden. Geoworks intends to acquire the remaining Ordinary Shares of Eden either through further acceptances of the Offer or compulsorily under English law. As a result of the acquisition, Eden became a subsidiary of Geoworks. Geoworks develops and markets operating system and applications software for the emerging market of mobile communications devices, electronic organizers, and smart phones. Eden develops and licenses software for the compact consumer electronics and communications products market.

         Pursuant to the Offer, Geoworks agreed to issue 1,304,250 shares of its Common Stock (the "Consideration Shares") in exchange for all of the issued and outstanding Ordinary Share capital of Eden. Based upon the capitalization of Eden as of the Initial Closing Date, each outstanding Ordinary Share of Eden exchanged in the Offer was converted into the right to receive approximately
0.8673 shares of Geoworks Common Stock (the "Exchange Ratio"). Immediately prior to the Initial Closing Date, all outstanding options to purchase Ordinary Shares of Eden were exercised in full, and the Ordinary Shares of Eden issued upon the exercise of such options were exchanged for Geoworks Common Stock pursuant to the Offer. In addition, certain loans of Eden were converted into Ordinary Shares of Eden immediately prior to the Initial Closing Date, and such Ordinary Shares were exchanged for Geoworks Common Stock pursuant to the Offer. Separately from the Offer, but as a condition to completion of the Offer, Geoworks acquired all of the issued Preference Shares in the capital of Eden for (pound)100.00 cash.

         In connection with the acquisition of Eden, Geoworks also entered into a Warranty and Covenant Agreement (the "Warranty Agreement") with certain former shareholders of Eden. Pursuant to the Warranty Agreement, three former shareholders of Eden (the "Warrantors") made certain representations, warranties and covenants with respect to Eden's business, operations and condition. In order to compensate Geoworks for a breach of any of the representations, warranties or covenants contained in the Warranty Agreement, the Warrantors agreed to deposit into escrow, out of the Consideration Shares otherwise issuable to them pursuant to the Offer, an amount of shares equal to five percent (5%) of the total Consideration Shares issued pursuant to the Offer.

         Also in connection with the acquisition, Geoworks agreed to grant the former shareholders of Eden certain rights to have the Consideration Shares registered with the Securities and Exchange Commission for subsequent resale. Pursuant to a Declaration of Registration Rights, Geoworks has agreed to file a Registration Statement on Form S-3 promptly following the completion of the Offer and to keep such Registration Statement effective for the shorter of two years or the minimum holding period under Rule 144(d), subject to certain conditions.

         The consideration paid by Geoworks for the Consideration Shares was determined pursuant to arms' length negotiations and took into account various factors concerning the valuation of the business of Eden, including public market valuations of comparable companies, discounted cash flows for Eden, and multiples paid in recent acquisitions of comparable companies.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

   (a)  Financial Statements of Eden Group Limited

        Because the impact of the acquired business does not meet the minimum materiality threshold of Rule 3-05(b)(2)(i) of Regulation S-X (17 C.F.R. ss. 210.3-05(b)(2)(i)), financial information of the acquired business is not required to be filed pursuant to Item 7(a) of this Form 8-K.


   (b)  Pro Forma Financial Information.

        Pro forma financial information is not required to be filed pursuant to
Item 7(b) of this Form 8-K because: (i) separate financial statements of the acquired business are not included in this filing, see 17 C.F.R. ss. 210.11-01(c); and (ii) the acquired business does not qualify as a "significant subsidiary" under 17 C.F.R. ss. 210.11-01(b)(1).

   (c)  Exhibits

        2.1 Recommended Offer to Purchase the Entire Issued Share Capital of Eden Group Limited

        2.2     Warranty and Covenant Agreement in relation to Eden Group
                Limited

        2.3     Escrow Agreement


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   March 10, 1997             GEOWORKS


                                    /s/ Daniel L. Sicotte
                                    Daniel L. Sicotte
                                    Controller (Principal Financial and
                                    Accounting Officer)


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                                INDEX TO EXHIBITS


      Exhibit
      Number         Description of Document
      ------         -----------------------

       2.1     --    Recommended Offer to Purchase the Entire Issued Share
                     Capital of Eden Group Limited

       2.2     --    Warranty and Covenant Agreement in relation to Eden Group
                     Limited

       2.3     --    Escrow Agreement